UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No. )

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CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Your Vote Counts! CRISPR THERAPEUTICS AG 2024 Annual General Meeting Vote by May 29, 2024 6:00 p.m. Central European Summer Time (12:00 p.m. Eastern Daylight Time) CRISPR THERAPEUTICS AG BAARERSTRASSE 14 6300 ZUG SWITZERLAND V43241-P04468 You invested in CRISPR THERAPEUTICS AG and it’s time to vote! You have the right to vote on proposals being presented at the 2024 Annual General Meeting. Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Shareholder Meeting to be Held on May 30, 2024. Get informed before you vote View the Notice and Proxy Statement, 10K Wrap and Swiss Statutory Financial Statements and Audit Reports online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to May 16, 2024. If you would like to request a copy of the material(s) for this and/or future annual shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800- 579-1639 (toll-free from the U.S., U.S. territories and Canada) or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Vote in Person at the Meeting* May 30, 2024 8:00 a.m. Central European Summer Time (2:00 a.m. Eastern Daylight Time) Smartphone users Point your camera here and vote without entering a control number Walder Wyss Ltd. Seefeld strasse 123 8008 Zurich, Switzerland *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V2.0

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming 2024 Annual General Meeting. Please follow the instructions on the reverse side to vote these important matters.

	Voting Items	Board of Directors Recommends
1.	Approval of the Swiss management report, the consolidated financial statements and the statutory financial statements of the Company for the year ended December 31, 2023.	For
2.	Approval of the appropriation of financial results.	For
3.	Discharge of the members of the Board of Directors and the Executive Committee.	For
4.	Election or re-election of the members to the Board of Directors and the Chairman.	
4.a	Re-election of Samarth Kulkarni, Ph.D., as member and election as Chairman	For
4.b	Re-election of Ali Behbahani, M.D.	For
4.c	Re-election of Maria Fardis, Ph.D.	For
4.d	Re-election of H. Edward Fleming, Jr., M.D.	For
4.e	Re-election of Simeon J. George, M.D.	For
4.f	Re-election of John T. Greene	For
4.g	Re-election of Katherine A. High, M.D.	For
4.h	Re-election of Douglas A. Treco, Ph.D.	For
4.i	Election of Sandesh Mahatme, LL.M.	For
4.j	Election of Christian Rommel, Ph.D.	For
5.	Re-election of the members of the Compensation Committee.	
5.a	Re-election of Ali Behbahani, M.D.	For
5.b	Re-election of H. Edward Fleming, Jr., M.D.	For
5.c	Re-election of Simeon J. George, M.D.	For
5.d	Re-election of John T. Greene	For
6.	Approval of the compensation for the Board of Directors and the Executive Committee and non-binding advisory vote on the 2023 Compensation Report.	
6.a	Binding vote on maximum non-performance-related compensation for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders.	For
6.b	Binding vote on maximum equity for members of the Board of Directors from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders.	For
6.c	Binding vote on maximum non-performance-related compensation for members of the Executive Committee from July 1, 2024 to June 30, 2025.	For
6.d	Binding vote on maximum variable compensation for members of the Executive Committee for the current year ending December 31, 2024.	For
6.e	Binding vote on maximum equity for members of the Executive Committee from the 2024 Annual General Meeting to the 2025 annual general meeting of shareholders.	For
6.f	Non-binding advisory vote on the 2023 Compensation Report.	For
7.	Non-binding advisory vote on the compensation paid to the Company's named executive officers under U.S. securities law requirements.	For
8.	Approval of an increase of the conditional share capital for employee equity plans.	For
9.	Approval of an amendment to the CRISPR Therapeutics AG 2018 Stock Option and Incentive Plan.	For
10.	Approval of amendments to the Articles of Association to facilitate the use of equity compensation and pension benefits programs consistent with current market practices.	For
11.	Approval of an increase and certain adjustments to the Company's capital band.	For
12.	Re-election of the independent voting rights representative.	For
13.	Re-election of the auditors.	For
14.	Transact any other business that may properly come before the 2024 Annual General Meeting or any adjournment or postponement thereof.	For

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